AMENDMENT TO
                            SHARE EXCHANGE AGREEMENT

      This Amendment to Share Exchange Agreement (the "Amendment") is made and entered into as of October 18, 2004, by and among Micro Interconnect Technology, Inc., a Nevada corporation (the "Buyer"), Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"), Lanbo Financial Investment Company Group Limited, a corporation incorporated under the laws of the British Virgin Islands ("Company"), and each of the persons listed under the caption "Stockholders" on the signature page to the Agreement, such persons being all of the stockholders of the Company. Buyer, KRM Fund, the Company and the Stockholders are referred to collectively herein as the "Parties."

      Terms not defined herein shall have their respective meanings as set forth in that certain Share Exchange Agreement, dated as of September 29, 2004, by and among the Parties (the "Agreement").

      WHEREAS, the Parties entered into the Agreement; and

      WHEREAS, the Parties desire to amend the Agreement in order to revise certain provisions thereof.

      NOW THEREFORE in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Section 6.3 of the Agreement is hereby amended and replaced in its entirety as follows:

      "6.3 Board of Directors of Buyer. At Closing, the current board of directors of Buyer shall deliver duly adopted resolutions to: (a) set the size of Buyer's board of directors to seven (7) members effective as of the Closing; and (b) elect the following persons to the Buyer's board of directors effective as of the Closing: (i) Lu Pingji, Feng Xiaohong, Du Yaru and Xiao Genxiang, each of whom shall management members of Buyer's board of directors ("Management Members"); (ii) one member designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on Buyer's audit and compensation committee, and otherwise acceptable to the Stockholders ("Buyer Designated Member"); and (iii) two other persons, each of whom shall have been or will be selected by the Stockholders and shall be independent directors ("Independent Members"); and (c) accepting the resignations of the current officers and directors of the Buyer effective as of the Closing ("Resolutions"). In the event the Stockholders have not selected the Independent Members prior to or at Closing, the Management Members shall select the Independent Members within thirty (30) days following Closing. In the event KRM Fund fails to designate the Buyer Designated Member prior to or at Closing, KRM Fund shall make such designation within thirty (30) days following Closing. At Closing, the current officers and director of Buyer shall deliver their resignations, as appropriate, as officers and directors of Buyer to be effective upon the Closing (the "Resignations"). On or before the Compliance Date, the Company and Stockholders shall deliver or cause to be delivered to Buyer completed and signed director and officer questionnaires ("Questionnaires") in the English language for each of the Management Members and Independent Members. The foregoing designations of the Management Members and Independent Members (and the officers to be appointed by Buyer following Closing) shall be subject to Buyer's receipt of the completed and signed Questionnaires and a third party investigation reports and background checks, which shall be acceptable to Buyer in its sole reasonable discretion ("D&O Information"). Buyer's board of directors shall at all times satisfy the applicable requirements for board composition and corporate governance under the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the rules and regulations promulgated by the SEC and other governmental agencies, and the rules of the exchange on which Buyer's securities are listed or quoted. The Stockholders shall execute and deliver at Closing the Voting Agreement which shall provide, among other things, that the Stockholders will vote their Buyer's Shares to elect Buyer Designated Member to Buyer's board of directors for a period of one year following the Closing."

      2. In all other respects, the Agreement shall remain in full force and effect.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                        MICRO INTERCONNECT TECHNOLOGY, INC.
                                        By:/s/ Kevin R. Keating
                                        ----------------------------------------
                                        Kevin R. Keating, President

                                        KEATING REVERSE MERGER FUND, LLC

                                        By:/s/ Timothy J. Keating
                                        ----------------------------------------
                                        Timothy J. Keating, Manager

                                        LANBO FINANCIAL INVESTMENT COMPANY
                                        GROUP, LTD.

                                        By:/s/ Lu Pingji
                                        ----------------------------------------
                                        Lu Pingji, Chairman

                                        By:/s/ Xiao Genxiang
                                        ----------------------------------------
                                        Xiao Genxiang, Chief Executive Officer

                                            STOCKHOLDERS:
                                         /s/ Lu Pingji
                                        ----------------------------------------
                                        Lu Pingji, Individually

                                         /s/ Xiao Genxiang
                                        ----------------------------------------
                                        Xiao Genxiang, Individually

                                         /s/ Feng Xiaohong
                                       -----------------------------------------
                                        Feng Xiaohong, Individually

                                         /s/ Lu Pingji
                                       -----------------------------------------
                                        Lu Pingji, as Voting Trustee under
                                        Voting Trust Agreement dated September
                                        27, 2004


                                       3